DIREXION FUNDS
INVESTOR CLASS
DISTRIBUTION PLAN

SCHEDULE A

The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Funds Investor Class Distribution Plan shall be as follows:

Total Market Bull 2.5X Fund	1.00%	Total Market Bear 2.5X Fund	1.00%
S&P 500® Bull 2.5X Fund	1.00%	S&P 500® Bear 2.5X Fund	1.00%
NASDAQ-100® Bull 2.5X Fund	1.00%	NASDAQ-100® Bear 2.5X Fund	1.00%
Mid Cap Bull 2.5X Fund	1.00%	Mid Cap Bear 2.5X Fund	1.00%
Small Cap Bull 2.5X Fund	1.00%	Small Cap Bear 2.5X Fund	1.00%
Equity Income Bull 2.5X Fund	1.00%	Equity Income Bear 2.5X Fund	1.00%
NASDAQ-100® Bull 1.25X Fund	1.00%	S&P 500® Bear 1X Fund	1.00%
Dow 30 Bull 1.25X Fund	1.00%

Dollar Bear 2.5X Fund	1.00%	Dollar Bull 2.5X Fund	1.00%

Japan Bull 2X Fund	1.00%	Japan Bear 2X Fund	1.00%
Emerging Markets Bull 2X Fund	1.00%	Emerging Markets Bear 2X Fund	1.00%
Developed Markets Bull 2X Fund	1.00%	Developed Market Bear 2X Fund	1.00%
Latin America Bull 2X Fund	1.00%	Latin America Bear 2X Fund	1.00%
BRIC Bull 2X Fund	1.00%	BRIC Bear 2X Fund	1.00%
Brazil Bull 2X Fund	1.00%	Brazil Bear 2X Fund	1.00%
China Bull 2X Fund	1.00%	China Bear 2X Fund	1.00%
India Bull 2X Fund	1.00%	India Bear 2X Fund	1.00%
Russia Bull 2X Fund	1.00%	Russia Bear 2X Fund	1.00%
EM Debt Bull Fund	0.40%	EM Debt Bear Fund	0.40%

Commodity Trends Strategy Fund	1.00%
Clean Energy Bull 2X Fund	1.00%	Clean Energy Bear 2X Fund	1.00%
Real Estate Bull 2X Fund	1.00%	Real Estate Bear 2X Fund	1.00%
Commodity Bull 2X Fund	1.00%	Commodity Bear 2X Fund	1.00%
Biotech Bull 2X Fund	1.00%	Biotech Bear 2X Fund	1.00%
Oil & Gas Bull 2X Fund	1.00%	Oil & Gas Bear 2X Fund	1.00%
Precious Metals Bull 2X Fund	1.00%	Precious Metals Bear 2X Fund	1.00%
Healthcare Bull 2X Fund	1.00%	Healthcare Bear 2X Fund	1.00%

Financial Bull 2X Fund	1.00%	Financial Bear 2X Fund	1.00%

10 Year Note Bull 2.5X Fund	1.00%	10 Year Note Bear 2.5X Fund	1.00%
Dynamic High Yield Bond Fund	0.40%	HY Bear Fund	0.40%
US Government Money Market	1.00%

Evolution Managed Bond Fund	0.25%	Evolution All-Cap Equity Fund	0.25%
Evolution Large Cap Fund	0.25%	Evolution Small Cap Fund	0.25%
Evolution Total Return Fund	0.25%

PSI Calendar Effects Fund	0.25%	PSI Core Strength Fund	0.25%
PSI Macro Trend Fund	0.25%	PSI Total Return Fund	0.25%

Dated:  August, 1997, as amended most recently on June 4, 2008.